FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2005

Date of Report (Date of earliest event reported)

ILX Resorts Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

001-13855

86-0564171

(Commission File

        (I.R.S. Employer

Number)

      Identification No.)

2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016

(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 1.01 Entry into a Material Definitive Agreement

The shareholders approved the ILX Resorts Incorporated Stock Bonus Plan (“Stock Bonus Plan”) at the Company’s Annual Meeting on June 23, 2005. The Stock Bonus Plan is attached in its entirety as Exhibit 10.1.

The purpose of the Stock Bonus Plan is to advance the interests of the Company and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock, to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth and profits of the Company and thereby induce them to continue to make such contributions in the future.

The Stock Bonus Plan provides for establishment of a Bonus Share Reserve to which shall be credited 600,000 shares of the Company’s common stock, 250,000 of which shall be authorized and unissued shares of the Company's common stock or treasury stock, and 350,000 of which shall be purchased by the Company on the open market or from affiliates of the Company, including from Martori Enterprises Incorporated, an entity controlled by Joseph P. Martori, Chairman of the Board and Chief Executive Officer of the Company.  All purchases by the Company on the open market or from affiliates shall be approved by a majority of the Company's independent directors. The price of shares acquired from affiliates shall be determined by a majority of the Company's independent directors, but may not exceed the fair market value of such shares at the time of purchase, and, if such shares are then listed on the American Stock Exchange or other recognized exchange or Nasdaq, the fair market value of such shares shall be the average of the mean between the opening and closing price as reported by such exchange or Nasdaq for each trading day over the 30 day period ending on the date of such purchase (“Agreement Date”).  Pursuant to Section 16 under the Exchange Act of 1934, the affiliate may not acquire shares of the Company's common stock, except pursuant to a transaction exempt from Section 16(b), within the six-month period preceding or following the Agreement Date.  Any Bonus Shares forfeited by Recipients are credited back to the Bonus Share Reserve.

In the event that the shares of common stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Bonus Share Reserve shall be appropriately adjusted to reflect such action. Upon the grant of shares hereunder, the Bonus Share Reserve shall be reduced by the number of shares so granted.

The Stock Bonus Plan will be administered by the Compensation Committee.

The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange

Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date:  June 28, 2005

/s/ Nancy J. Stone

            President